UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2006

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers

Retirement and Noncompetition Agreement with Joseph F. Abely

On November 17, 2006, LoJack Corporation (“LoJack”) entered into a Retirement and Non-Competition Agreement with Joseph F. Abely. The agreement provides for his continued employment at his current base salary and benefits through July 31, 2007, at which time he will retire from employment with the Company. He will be paid $50,000 on December 1, 2006. Upon retirement or earlier death or total disability, all outstanding options and time-vesting restricted stock grants will vest. Mr. Abely will be covered under the Company’s retiree medical plan to age sixty-five, and the Company will pay all premiums for five years and one half of the premiums thereafter. Retirement will vest benefits under the Company’s deferred compensation plan. The Agreement includes a covenant against competition with the Company in exchange for which he will be paid a total of $1.25 million over five years.

Item 9.01.	Financial Statements and Exhibits.

    (d)    Exhibits

10.1 Joseph F. Abely Retirement and Non-Competition Agreement
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By: /s/ Michael Umana
Michael Umana
Chief Financial Officer

Date: November 21, 2006